                                 EXHIBIT 10.11

                       PORTIONS OF THIS EXHIBIT HAVE BEEN
                 OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
        TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND
           EXCHANGE COMMISSION. SUCH PORTIONS ARE DESIGNATED "[***]".

                                                           (Polo Japan - Design)



                  DESIGN SERVICES AGREEMENT dated as of March 1, 1998 by and between Polo Ralph Lauren Enterprises, L.P. (the "Design Partnership"), with a place of business at 650 Madison Avenue, New York, New York 10022 and Polo Ralph Lauren Japan Co., Ltd. (the "Company") with a place of business at Kihoh Bldg. 2-2, Koji-Machi, Chiyoda-ku, Tokyo, 102 Japan.

                  Ralph Lauren ("Lauren") is an internationally famous designer who has been twice inducted into the Coty Hall of Fame for his design of men's and women's fashions, is the recipient of the CFDA Lifetime Achievement Award, and is a creator of original designs for cosmetics, jewelry, home furnishings and other products.

                  The Polo/Lauren Company, L.P., a New York limited partnership ("PLC"), holds the right and interest in and to certain trademarks and trade names, as same may be used in connection with the manufacture and sale of Licensed Products, as hereinafter defined, and on even date herewith, the Company has obtained the right to use the trademarks ("Trademarks") in connection with the Licensed Products, pursuant to a license agreement ("License Agreement") of even date herewith by and between the Company and PLC.

                  The value of the Trademarks are largely derived from the reputation, skill and design talents of Lauren, and Lauren, directly and through his designees, provides design services through the Design Partnership.

                  The Company desires to obtain the services of the Design Partnership in connection with the creation and design of the Licensed Products.

                  The Company desires, in order to exploit the rights granted to it under the License Agreement, to engage and retain the Design Partnership to create and provide to the Company the designs for its line of Licensed Products. The Design Partnership is willing to furnish such designs and render such services on the basis hereinafter set forth. As used herein, the term "Licensed Products" shall have the meaning set forth in the License Agreement.

                  In consideration of the foregoing premises and of the mutual promises and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Designs: Assistance.

                           1.1 At any time or from time to time the Company may
provide the Design Partnership with a list or lists setting forth those Licensed Products for which the Company shall require designing.

                           1.2 At any time or from time to time, or within a
reasonable period following receipt by the Design Partnership of the aforesaid list or lists, the Design Partnership shall provide the Company with a program of suggested, broad design themes and concepts with respect to the design of the Licensed Products ("Design Concepts") which shall be embodied in verbal and/or written descriptions of design themes and concepts and such other detailed designs and sketches therefor, as the Design Partnership deems appropriate. The Design Partnership shall have full discretion with respect to the manner in which the Design Concepts shall be formulated and presented by the Design Partnership to the Company. The Company and the Design Partnership shall confer on Design Concepts and shall make such modifications as are required to meet the Design Partnership's approval.

                           1.3 The Design Partnership may engage such employees,
agents, and consultants operating under the Design Partnership's creative supervision and control as it may deem necessary and appropriate.

                           1.4 From time to time while this Agreement is in
effect, the Design Partnership, by notice to the Company, may (a) develop or modify and implement designs from the Design Concepts or other designs furnished by the Design Partnership or (b) develop and implement new designs.

                           1.5 If the Company wishes to prepare a design for any
or all of its lines of Licensed Products, it shall submit to the Design Partnership for its approval the Company's proposed design therefor. By written notice to the Company, the Design Partnership may approve any of the designs so furnished, with such modifications as it shall deem appropriate, or the Design Partnership, in its sole discretion, may disapprove any or all of the designs.

                           1.6 The Company understands that all or portions of
the Design Concepts may be furnished to the Company through or in cooperation with other entities to which the Design Partnership has provided design services. The Company upon its prior authorization and receipt of appropriate documentation, shall pay all costs, including shipping and handling charges, for fabric swatches or mill chips, sketches, specifications, paper sample patterns and product samples furnished to the Company by the Design Partnership or such other entities.

                           1.7 The Company shall submit to the Design
Partnership for its review and approval, the Company's proposed media advertising (other than cooperative advertising) relating to each Licensed Product or Licensed Product line.

All layouts proposed by the Company for cooperative advertising shall similarly be subject to the Design Partnership's review and approval, which shall not be unreasonably withheld or delayed. The Design Partnership may, with respect to such advertising make such suggestions as it may deem necessary or appropriate, or disapprove, in either event by notice to the Company.

                           1.8 All patents and copyrights on designs of the
Licensed Products shall be owned exclusively, and applied for, by the Design Partnership or its designee, at the Design Partnership's discretion and expense and shall designate the Design Partnership or its designee as the patent or copyright owner, as the case may be, therefor.

                           1.9 The Company acknowledges that the Licensed
Products contain elements which in concept, execution and/or presentation are unique. The Company agrees that it will not, during the term of the Agreement, use any designs used in the Licensed Products or any designs submitted or modified by the Design Partnership or any designs which are comparable and/or competitive with Licensed Products and which may be identified as the Design Partnership designs for purposes other than those permitted by this Agreement or the License Agreement.

                  2. Design Legends; Copyright Notice and License.

                           2.1 All designs, patterns, sketches, artwork, logos
and other materials of Licensed Products and the use of such designs, artwork, sketches, logos and other materials created by the Design Partnership, or created by or for the Company and reviewed and approved by the Design Partnership, or developed by or for the Company from Design Concepts or subsequent design concepts furnished or approved by the Design Partnership (all of which shall hereinafter constitute Design Concepts), shall be the property of the Design Partnership and shall be subject to the provisions of this paragraph 2.

                           2.2 All right, title and interest in and to the
samples, sketches, design, artwork, logos and other materials furnished by or to the Company or submitted to the Design Partnership, whether created by the Design Partnership or the Company, are hereby assigned to and shall be the sole property of the Design Partnership. The Company shall cause to be placed on all Licensed Products appropriate notice designating the Design Partnership as the copyright or design patent owner thereof, as the case may be. The manner of presentation of said notices shall be reviewed and approved by the Design Partnership prior to use thereof by the Company.

                           2.3 The Design Partnership hereby grants to the
Company the exclusive right, license and privilege ("License") to use the designs furnished hereunder and all copyrights, if any, and patents, if any therein; provided, however, that the License is limited to use in connection with Licensed Products manufactured and sold, or imported and sold, pursuant to the License Agreement and only for the seasonal collection for which such Design Concepts are approved. All other rights in and to the designs furnished hereunder, including without limitation all rights to use such designs in connection with products other than Licensed Products (as defined in the License Agreement) and in territories other than the Territory (as defined in the License Agreement) are expressly reserved by the Design Partnership. The License shall continue only for such period as this Agreement shall be effective. The Design Partnership shall execute and deliver to the Company all documents and instruments necessary to perfect or evidence the License. Upon termination of this Agreement, for any reason whatsoever, any and all of the Company's right, title and interest in and to the License shall forthwith and without further act or instrument be assigned to, revert to and be the sole and exclusive property of the Design Partnership, and the Company shall have no further or continuing right or interest therein, except the limited right to complete the manufacture of and sell Licensed Products during the disposal period, as set forth in paragraph 6.3 hereof. In addition, the Company shall thereupon (i) execute and deliver to the Design Partnership all documents and instruments necessary to perfect or evidence such reversion, (ii) refrain from further use of any of the Design Concepts and (iii) refrain from manufacturing, selling or distributing any products (whether or not they bear the Trademarks) which are confusingly similar to or derived from the Licensed Products or Design Concepts.

                           2.4 The Company may sublicense its rights hereunder
only in connection with a sublicense of its rights under the License Agreement which has been approved pursuant to the License Agreement. The Design Partnership acknowledges and agrees that the Company's parent Company, The Seibu Department Stores, Ltd., will be involved, as the Company's sublicensee, service provider or otherwise, in the Polo/Ralph Lauren business in the Territory (as defined in the License Agreement) using the Design Concepts in accordance with the terms and conditions of this Agreement.

                           2.5 The Design Partnership represents and warrants to
the Company that it has full right, power and authority to enter into this Agreement, to perform all of its obligations hereunder and to consummate all of the transactions contemplated herein.

                           2.6 The Company represents and warrants to the Design
Partnership that the Company has full right, power and authority to enter into this Agreement, to perform all of its obligations hereunder and to consummate all the transactions contemplated herein.

                  3. Licensed Products.

                           3.1 The Company shall obtain the written approval of
the Design Partnership, of all Licensed Products to be manufactured or caused to be manufactured by the Company, by submitting a Prototype, as hereinafter defined, of each different design or model of a Licensed Product, including, but not limited to, the type and quality of materials, colors and workmanship to be used in connection therewith, prior to any commercial production thereof. In the event that the Design Partnership rejects a particular Prototype or Prototypes, the Design Partnership shall so notify the Company and shall in certain cases where the Design Partnership desires to include the prototype in the collection, provide the Company with suggestions for modifying the particular Prototype or Prototypes which the Design Partnership is rejecting. The Company shall promptly correct said Prototype or Prototypes, resubmit said Prototype or Prototypes to the Design Partnership and seek the Design Partnership's approval under the same terms and conditions as set forth herein with respect to the first submission of Prototypes. As used herein, the term "Prototype" shall mean any and all models, or actual samples, of Licensed Products; and the term "Final Prototype" shall mean the actual final sample of a Licensed Product from which the first commercial production thereof will be made and which has been approved by the Design Partnership prior to the first commercial production thereof pursuant to this paragraph 3.

                           3.2 The written approval of the Design Partnership of
the Prototypes for each seasonal collection shall be evidenced by a written list, signed on behalf of the Design Partnership, setting forth those Prototypes which have been approved for inclusion in such collection. Prototypes so approved shall be deemed Final Prototypes in respect of such collection. Approval of any and all Prototypes as Final Prototypes shall be in the sole discretion of the Design Partnership, individually, or a designee of the Design Partnership. The Company shall present for sale, through the showing of each seasonal collection to the trade, all Final Prototypes so approved in respect of such collection.

                           3.3 The Licensed Products thereafter manufactured and
sold by the Company shall strictly adhere, in all respects, including, without limitation, with respect to materials, color, workmanship, designs, dimensions, styling, detail and quality, to the Final Prototypes approved by the Design Partnership.

                           3.4 In the event that any Licensed Product is, in the
judgment of the Design Partnership, not being manufactured or sold in strict adherence to the materials, color, workmanship, designs, dimensions, styling detail and quality, embodied in the Final Prototypes, or is otherwise not in accordance with the Final Prototypes, the Design Partnership shall notify the Company thereof in writing and the Company shall promptly repair or change such Licensed Product to conform strictly thereto. If an item of Licensed Product as repaired or changed does not strictly conform to the Final Prototypes and such strict conformity cannot be obtained after at least one (1) resubmission, the Trademarks shall be promptly removed from the item, at the option of the Design Partnership, in which event the item may be sold by the Company, provided it is in no way identified as a Licensed Product. Notwithstanding anything in this paragraph 3.4 to the contrary, sales of all products using the Design Concepts, whether or not bearing the Trademarks, shall be subject to compensation payments pursuant to paragraph 4 hereof.

                           3.5 The Design Partnership and its duly authorized
representative shall have the right, upon reasonable notice during normal business hours, to inspect all facilities utilized by the Company (and, upon prior consultation with the Company, its contractors and suppliers) in connection with the preparation of Prototypes and the manufacture, sale, storage or distribution of Licensed Products pursuant hereto and to examine Licensed Products in process of manufacture and when offered for sale within the Company's operations. The Company shall take all necessary steps, and all steps reasonably requested by the Design Partnership, to prevent or avoid any misuse of the licensed designs by any of its customers, contractors or other resources.

                           3.6 The Company shall upon request make its
personnel, and shall use its best efforts to make the personnel of any of its contractors, suppliers and other resources, available by appointment during normal business hours for consultation with the Design Partnership. The Company shall make available to the Design Partnership, upon reasonable notice, marketing plans, reports and information which the Company may have with respect to Licensed Products in the Territory (as defined in the License Agreement).

                           3.7 The Company may employ subcontractors for the
manufacture of Licensed Products, solely on the terms set forth in paragraph
16.4 of the License Agreement.

                           3.8 The Company shall include within each seasonal
collection of Licensed Products a fully representative assortment of designs therefor designated by the Design Partnership for inclusion therein. Notwithstanding anything to the contrary contained herein or in the License Agreement, in the event the Company chooses not to or is unable to include within a seasonal collection of Licensed Products a particular Licensed Product which the Design Partnership has designed or designated for inclusion in such collection, the Design Partnership shall be entitled to authorize third parties to manufacture such Licensed Product(s) on behalf of the Company and the Company shall, at the Design Partnership's option, display, present and sell such Licensed Product(s) in its showroom for Licensed Products.

                  4. Compensation; Accounting.

                           4.1 (a) As compensation for the designs and services
rendered hereunder, the Company shall pay minimum compensation to the Design Partnership each year during the term of this Agreement.

                                    (b) the Initial Term hereof (as defined in
paragraph 8 of the License Agreement) shall be the following amounts, fixed in U.S. dollars:


                       Year 1                          [***]
                       Year 2                          [***]
                       Year 3                          [***]
                       Year 4                          [***]
                       Year 5                          [***]

                                    (c) The minimum compensation for each year
during the "First Renewal Period" (as defined in paragraph 8 of the License Agreement) shall be as follows, in [***] yen:


                       Year 6                          [***]
                       Year 7                          [***]
                       Year 8                          [***]
                       Year 9                          [***]
                       Year 10                         [***]

                                    (d) The minimum compensation for each year
during the "Second Renewal Period" (as defined in paragraph 8 of the License Agreement) shall be as follows, in [***] yen:


                       Year 11                         [***]
                       Year 12                         [***]
                       Year 13                         [***]
                       Year 14                         [***]
                       Year 15                         [***]


                                    (e) The exchange rates fixed by Licensor and
Licensee with respect to minimum royalty payments during each of the First Renewal Period and the Second Renewal Period, in accordance with the terms of paragraph 6.1(e) of the License Agreement, shall apply to the minimum compensation payments to be made by the Company hereunder during each of the First Renewal Period and the Second Renewal Period.

                                    (f) Minimum compensation for each year shall
be paid in twelve (12) equal monthly installments on the last day of each month during the term hereof, commencing with the first payment in the amount of [***] on March 31, 1998. No credit shall be permitted against minimum compensation payable in any year on account of earned or minimum compensation paid in any other year, and minimum compensation shall not be returnable. For the purposes of this

Agreement, the term "year" shall mean a period of twelve (12) months commencing on each March 1 during the term of this Agreement.

                           4.2 The Company shall pay to the Design Partnership
earned compensation based on the net sales price of Licensed Products manufactured or imported and sold by the Company hereunder. Earned compensation shall be an amount equal to the "Earned Compensation Percentage Rate" (as defined in Schedule A hereto) applied to the net sales price of all Licensed Products sold under this Agreement, including, without limitation, sales made pursuant to paragraphs 3.4 and 6.3 hereof. The Company shall prepare or cause to be prepared statements of operations for the period commencing on the date hereof and ending on August 31, 1998 and for each six-month period ending the last day of August and February in each year hereof, which shall be furnished to the Design Partnership together with payment of the earned compensation due, if any, for each such six-month period (less minimum compensation due for such year) no later than October 31 (for each period ending on the last day of August) and April 30 (for each period ending on the last day of February). The term "net sales price" shall mean the gross sales price of all Licensed Products sold under this Agreement to retailers or, with respect to Licensed Products that are not sold directly or indirectly to retailers, other ultimate consumers (as in the case of accommodation sales by Company to its employees or sales by Company in its own stores), less trade discounts, merchandise returns and sales tax. No other deductions shall be taken. Any merchandise returns shall be credited in the three (3) month period in which the returns are actually made. For purposes of this Agreement, affiliates of the Company shall mean all persons and business entities, whether corporations, partnerships, joint ventures or otherwise, which now or hereafter control, or are owned or controlled, directly or indirectly by the Company, or are under common control with the Company. It is the intention of the parties that compensation payments will be based on bona fide wholesale prices at which the Company sells Licensed Products to independent retailers in arms' length transactions. In the event the Company shall sell Licensed Products to its affiliates, compensation payments shall be calculated on the basis of such a bona fide wholesale price irrespective of the Company's internal accounting treatment of such sale. The Company shall identify separately in the statements of operations provided to the Design Partnership pursuant to paragraph 4.5 hereof, all sales to its affiliates. Notwithstanding anything to the contrary contained herein, and except as Licensor and Licensee may otherwise agree with respect to particular items of Licensed Products, no earned compensation shall be due hereunder with respect to sales of Licensed Products which Licensee has acquired from other licensees of Licensor, unless Licensee acquires such products at a price which is equal to or less than [***] percent [***] off the regular wholesale price therefor, or the factory cost thereof plus [***] percent [***].

                           4.3 The Company shall reimburse PLC and the Design
Partnership for all of their travel expenses incurred in the performance of their respective duties under this Agreement, such amounts to include first class travel and hotel accommodations, up to a maximum amount of $70,000 per year in the aggregate. Such amounts payable to the Design Partnership pursuant to this paragraph shall become due and payable monthly within thirty (30) days of the date of mailing of the invoices, accompanied by corresponding receipts, for such costs incurred during the preceding month.

                           4.4 If the payment of any installment of compensation
is delayed for any reason, interest shall accrue on the unpaid principal amount of such installment from and after the date on which the same became due pursuant to paragraphs 4.1 or 4.2 hereof at the prime rate of interest in effect from time to time at Chase Manhattan Bank, New York, New York or its successor bank.

                           4.5 The Company shall at all times keep an accurate
account of all operations within the scope of this Agreement and shall render a full statement of such operations in writing to the Design Partnership in accordance with paragraph 4.2 hereof. Such statements shall account separately for each different product category and shall include all aggregate gross sales, trade discounts, merchandise returns, sales of miscuts and damaged merchandise and net sales price of all sales for the preceding six (6) month period. Such statements shall be in sufficient detail to be audited from the books of the Company. Once annually, which may be in connection with the regular annual audit of the Company's books, the Company shall furnish an annual statement of the aggregate gross sales, trade and prompt payment discounts, merchandise returns and net sales price of all Licensed Products made or sold by the Company, certified by Company's chief financial officer or, if the Company's records are examined by an independent accountant, by such independent accountant. Each six-month financial statement furnished by Company shall be certified by the chief financial officer of the Company. The Design Partnership and its duly authorized representatives, on reasonable notice, shall have the right, no more than once in each year during regular business hours, for the duration of the term of this Agreement and for one (1) year after the expiration of the disposal period set forth in paragraph 10.2 of the License Agreement, to examine the books of account and records and all other documents, materials and inventory in the possession or under the control of the Company and its successors with respect to the information required to be provided under paragraph 4.2 hereof and this paragraph 4.5. All such books of account, records and documents shall be maintained and kept available by the Company for at least the duration of this Agreement and for three (3) years thereafter. The Design Partnership shall have free and full access thereto in the manner set above and shall have the right to make copies and/or extracts therefrom. If as a result of any examination of the Company's books and records it is shown that the Company's payments to the Design Partnership hereunder with respect to any twelve (12) month period were less than or greater than the amount which should have been paid to the Design Partnership by an amount equal to two percent (2%) of the amount which should have been paid during such twelve (12) month period, the Company will, in addition to reimbursement of any underpayment, with interest from the date on which each payment was due at the rate set forth in paragraph 4.4 hereof, promptly reimburse the Design Partnership for the cost of such examination.

                           4.6 The obligation of the Company to pay compensation
hereunder shall be absolute notwithstanding any claim which the Company may assert against PLC or the Design Partnership. The Company shall not have the right to set-off, compensate or make any deduction from such compensation payments for any reason whatsoever.

                           4.7 All references to dollars in this Agreement
shall, except as otherwise expressly provided herein, mean U.S. dollars. All compensation due hereunder shall be paid in U.S. dollars. The currency conversion to U.S. dollars for each six-month accounting period shall be made:
(i) with respect to earned compensation on net sales of Licensed Products up to the "Trigger Point" (as defined in Schedule A hereto), at the "Fixed Exchange Rate" (as hereinafter defined), and (ii) with respect to earned compensation on net sales of Licensed Products in excess of the Trigger Point, at the spot conversion rate published by The Bank of Tokyo-Mitsubishi for the day on which the accounting statement and payment is due pursuant to paragraph 4.2 hereof. The term "Fixed Exchange Rate" shall have the meaning set forth in paragraph 6.5 of the License Agreement. The amount of compensation to be paid to the Design Partnership by the Company hereunder has been determined on the understanding that the Company will be entitled to deduct any required withholding taxes and the Design Partnership will be entitled to a tax credit for United States federal income tax purposes equal to the amount of any tax imposed in Japan upon the Design Partnership's compensation, whether imposed by withholding or otherwise. The Company shall provide the Design Partnership with all information and documentation necessary in order for the Design Partnership to secure such tax credits. In the event that any such Japan tax is not so available as a credit for United States federal income tax purposes for the period when paid, the compensation to be paid hereunder shall be renegotiated to reflect the actual loss of revenue to Licensor.

                  5. Death or Incapacity of Lauren.

                  The Design Partnership shall perform its obligations hereunder notwithstanding any death or incapacity of Lauren, and the Company shall accept the services of the Design Partnership.

                  6. Term and Termination.

                           6.1 Unless sooner terminated in accordance with the
terms and provisions hereof, this Agreement shall continue in effect for so long as the License Agreement is in effect and shall terminate upon the termination of the License Agreement.

                           6.2 Each of the following shall constitute an event
of default ("Event of Default") hereunder: (i) any compensation is not paid when due and such default continues for more than fifteen (15) days after notice thereof; (ii) the Company shall, after thirty (30) days' written notice from the Design Partnership, continue to use the designs in an unauthorized or improper manner and/or Company shall make an unauthorized disclosure of confidential information or materials given or loaned to Company by the Design Partnership or PLC which, unless it relates to designs or business plans for upcoming seasons, is expressly designated by the Design Partnership or PLC as confidential when so given or loaned; or (iii) the Company defaults in performing any of the other terms of this Agreement and continues in such default for a period of thirty
(30) days after notice thereof (unless the default cannot be cured within such thirty (30) day period and the Company shall have commenced to cure the default and proceeds diligently thereafter to cure within an additional fifteen (15) day period); (iv) an event of default shall occur under the License Agreement or any other design agreement entered into between the Company and the Design Partnership or license agreement between the Company and PLC; or (v) the License Agreement shall be terminated for any reason whatsoever. If any Event of Default other than that described in paragraph 6.2(v) shall occur, the Design Partnership shall have the right, exercisable in its sole discretion, to terminate this Agreement upon ten (10) days' written notice to the Company of its intention to do so. Upon the expiration of such ten (10) day period, this Agreement shall terminate and come to an end and, subject to paragraph 6.3 hereof, all rights of the Company in and to the designs furnished or used hereunder and all copyrights and designs patents therein and their contemplated use shall terminate. If the Event of Default described in paragraph 6.2(v) shall occur, this Agreement and the License shall thereupon forthwith terminate and come to an end without any need for notice to the Company. Termination of this Agreement shall be without prejudice to any remedy of the Design Partnership for the recovery of any monies then due to it under this Agreement or in respect to any antecedent breach of this Agreement, and without prejudice to any other right of the Design Partnership, including without limitation, damages for breach to the extent that the same may be recoverable.

                           6.3 In the event PLC chooses not to exercise the
option referred to in paragraph 10.1 of the License Agreement with respect to all or any portion of the Licensed Products (as therein defined), the Company may dispose of Licensed Products to the extent permitted by and in the manner set forth in paragraph 10.2 of the License Agreement. Such sales shall be subject to the payment of earned compensation pursuant to paragraph 4.2 hereof. Upon the conclusion of the disposal period all rights and interests in and to the designs furnished or used hereunder and design patents therein and all copyrights licensed hereby shall belong to and be the property of the Design Partnership, and the Company shall have no further or continuing right or interest therein.

                           6.4 The Company acknowledges and admits that there
would be no adequate remedy at law for its failure to cease the manufacture or sale of

Licensed Products at the termination of this Agreement, by expiration or otherwise, and the Company agrees that, notwithstanding anything to the contrary contained in paragraph 9.8 hereof, in the event of such failure, the Design Partnership shall be entitled to relief by way of temporary or permanent injunction and such other and further relief as any court with jurisdiction may deem proper.

                           6.5 It is expressly understood that under no
circumstances shall the Company be entitled, directly or indirectly, to any form of compensation or indemnity from the Design Partnership, PLC or their affiliates as a consequence to the termination of this Agreement, whether as a result of the passage of time, or as the result of any other cause of termination referred to in this Agreement. Without limiting the generality of the foregoing, by its execution of the present Agreement, the Company hereby waives any claim which it has or which it may have in the future against the Design Partnership, PLC, Lauren, Polo Ralph Lauren Corporation or their affiliates, arising from any alleged goodwill created by the Company for the benefit of any or all of the said parties or from the alleged creation or increase of a market for Licensed Products. The Company does not hereby waive any claim which might arise against the Design Partnership for damages as a result of any breach of this Agreement by the Design Partnership.

                           6.6 The Company shall have the right to terminate
this Agreement upon one hundred and twenty (120) days' written notice in the event that pursuant to paragraph 9.8 hereof and paragraph 16.7 of the License Agreement it is determined that the Design Partnership has defaulted in performing any of the terms of this Agreement which default has had a material adverse effect on the Company's ability to exploit its rights hereunder, and that the Design Partnership has continued in default for a period of thirty (30) days after notice thereof (unless the default cannot be cured within such thirty
(30) day period and the Design Partnership shall have commenced to cure the default and proceeds diligently to cure within an additional fifteen (15) day period).

                  7. Indemnity.

                           7.1 The Company shall indemnify and save and hold the
Design Partnership, PLC, Polo Ralph Lauren Corporation and Lauren, individually, and their directors, officers, servants, agents and employees harmless from and against any and all liability, claims, causes of action, suits, damages and expenses (including reasonable attorney's fees and expenses in actions involving third parties or between the parties hereto), which they, or any of them, are or become liable for, or may incur, or be compelled to pay by reason of any acts, whether of omission or commission, that may be committed or suffered by the Company or any of its directors, officers, servants, agents or employees in connection with the Company's performance of this Agreement, in connection with Licensed Products manufactured by or on behalf of the Company or otherwise in connection with the Company's business; provided, however, that the Company shall not be responsible for any liability, claims, causes of action, suits, damages or expenses incurred or suffered by the Design Partnership, PLC, Polo Ralph Lauren Corporation or Lauren, individually, or their directors, officers, servants, agents and employees in connection with any suit or proceeding for infringement of another's design patent, trademark, copyright or other proprietary rights brought against them as a result of the Company's use of the Trademarks, or the Design Concepts furnished by the Design Partnership hereunder, in strict accordance with the terms and conditions of this Agreement and the License Agreement.

                  8. Disclosure.

                  The Design Partnership and the Company, and their affiliates, employees, attorneys, bankers and accountants, shall hold in confidence and not use or disclose, except as permitted by this Agreement, (i) confidential information of the other or (ii) the terms of this Agreement, except upon consent of the other or pursuant to, or as may be required by law, or in connection with regulatory or administrative proceedings and only then with reasonable advance notice of such disclosure to the other. The Company shall take all reasonable precautions to protect the secrecy of the materials, samples, sketches designs artwork logos and other materials used pursuant to this Agreement prior to the commercial distribution or the showing of samples for sale and shall not sell any merchandise employing or adapted from any of said designs, sketches, artwork, logos, and other materials or their use except under the Trademarks.

                  9. Miscellaneous.

                           9.1 All notices, requests, consents and other
communications hereunder shall be in writing and shall be deemed to have been properly given or sent (i) on the date when such notice, request, consent or communication is personally delivered, or (ii) five (5) days after the same was sent, if sent by certified or registered mail or (iii) two (2) days after the same was sent, if sent by overnight courier delivery or confirmed telecopier, as follows:

                           (a)      if to the Company, addressed as follows:

                                    Polo Ralph Lauren Japan Co., Ltd.
                                    Kihoh Bldg. 2-2, Koji-Machi
                                    Chiyoda-ku
                                    Tokyo, 102 Japan
                                    Attention: President
                                    Telecopier: 81.3.3222.0266

                                    With a copy to:

                                    The Seibu Department Stores, Ltd.
                                    16-15 Minaini-ikebukuro 1-chome
                                    Toshima-ku, Tokyo 171 Japan
                                    Attention: Manager of International Division
                                    Telecopier: 81.3.5396.5285

                           (b) if to the Design Partnership, addressed as follows:

                                    Polo Ralph Lauren Enterprises, L.P.
                                    650 Madison Avenue
                                    New York, New York 10022
                                    Attention: President
                                    Telecopier: 212-318-7186

                                    with a copy to:

                                    Victor Cohen, Esq.
                                    Eighth Floor
                                    650 Madison Avenue
                                    New York, New York 10022
                                    Telecopier: 212-318-7183

Anyone entitled to notice hereunder may change the address to which notices or other communications are to be sent to it by notice given in the manner contemplated hereby.

                           9.2 Nothing herein contained shall be construed to
place the parties in the relationship of partners or joint venturers, and neither the Design Partnership nor the Company shall have any power to obligate or bind the other in any manner whatsoever, except as otherwise provided for herein.

                           9.3 None of the terms hereof can be waived or
modified except by an express agreement in writing signed by the party to be charged. The failure of any party hereto to enforce, or the delay by any party in enforcing, any of its rights hereunder shall not be deemed a continuing waiver or a modification thereof and any party may, within the time provided by applicable law, commence appropriate legal proceedings as set forth in paragraphs 6.4 and 9.8 hereof to enforce any and all of such rights. All rights and, except as provided in paragraph 9.8 hereof, remedies, provided for herein shall be cumulative and in addition to any other rights or remedies such parties may have at law or in equity. Any party hereto may employ any of the remedies available to it with respect to any of its rights hereunder without prejudice to the use by it in the future of any other remedy with respect to any of such rights. No person, firm or corporation, other than the parties hereto and

PLC, shall be deemed to have acquired any rights by reason of anything contained in this Agreement.

                           9.4 The Design Partnership may, upon thirty (30)
days' written notice to the Company, assign its right to receive all or any portion of its compensation under this Agreement and, in addition, this Agreement and all of the Design Partnership's rights, duties and obligations hereunder may, upon thirty (30) days' written notice to the Company, be assigned by the Design Partnership to any entity to which the right to own or use the Trademarks has been assigned, or to an affiliate of any such entity. The Company may not assign its rights and obligations under this Agreement without the prior written consent of the Design Partnership, which may be withheld in the Design Partnership's sole discretion.

                           9.5 The Company will comply with all laws, rules,
regulations and requirements of any governmental body which may be applicable to the operations of the Company contemplated hereby, including, without limitation, as they relate to the manufacture, distribution, sale or promotion of Licensed Products, notwithstanding the fact that the Design Partnership may have approved such item or conduct. The Company shall advise the Design Partnership to the extent that any Final Prototype does not comply with any such law, rule, regulation or requirement effective in the Territory.

                           9.6 This Agreement shall be binding upon and inure to
the benefit of the successors, heirs and permitted assigns of the parties hereto.

                           9.7 This Agreement shall be construed in accordance
with and governed by the laws of the State of New York, applicable to contracts made and to be wholly performed therein without regard to its conflicts of law rules.

                           9.8 The parties hereby consent to the jurisdiction of
the United States District Court for the Southern District of New York and of any of the courts of the Southern District of New York and of any of the courts of the State of New York located within the Southern District in any action by the Design Partnership to enforce its rights pursuant to paragraph 6.4 or 9.9 hereof, and agree further that service of process or notice in any such action, suit or proceeding shall be effective if in writing and delivered as provided in paragraph 9.1 hereof. Notwithstanding anything to the contrary set forth herein, neither Polo Ralph Lauren Corporation nor any other general or limited partner of the Design Partnership shall be liable for any claim based on, arising out of, or otherwise in respect of, this Agreement, and the Company shall not have nor claim to have any recourse for any such claim against any general or limited partner of the Design Partnership. In the event that (i) there is a dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof (hereinafter referred to as a "Controversy"), and (ii) the parties hereto have not resolved such Controversy within sixty (60) days (or such other period of time as the parties hereto may at the time agree upon) after either party gives written notice of such Controversy to the other, then the Controversy in question shall, at the request of either party, be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, in the manner set forth in paragraph 16.7 of the License Agreement.

                           9.9 In the event of a breach or threatened breach of
this Agreement by the Company, the Design Partnership shall have the right, without the necessity of proving any actual damages, to obtain temporary injunctive relief in a court of competent jurisdiction, it being the intention of the parties that this Agreement be specifically enforced to the maximum extent permitted by law pending final resolution by arbitration in accordance with paragraph 9.8 hereof.

                           9.10 Provisions of this Agreement are severable, and
if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof, in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provision in this Agreement in any jurisdiction. To the extent legally permissible, an arrangement which reflects the original intent of the parties shall be substituted for such invalid or unenforceable provision.

                           9.11 The paragraph headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any ambiguity in this Agreement shall not be construed against the party who prepared this Agreement.

                           9.12 This Agreement may be executed in one or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           IN WITNESS WHEREOF, the parties hereto have executed
this Agreement or caused the same to be executed by a duly authorized officer as of the day and year first above written.

                                            Polo Ralph Lauren Enterprises, L.P.
                                            By: Polo Ralph Lauren Corporation,
                                                     General Partner


                                            By:    /s/ Michael J. Newman
                                               ---------------------------------

                                            Polo Ralph Lauren Japan Co., Ltd.


                                            By:    /s/ Hiroshi Kometani
                                               ---------------------------------
                                                       Hiroshi Kometani

Acknowledged and Agreed:

The Seibu Department Stores, Ltd.


By:    /s/ Hiroshi Kometani
   ------------------------------------

                                                                      Schedule A


                       EARNED COMPENSATION PERCENTAGE RATE

                  Except as hereinafter provided with respect to Chaps Licensed Products, during each year hereof, there shall be two applicable rates of earned compensation applied against net sales of Licensed Products, depending upon the volume of net sales achieved. For each year during the term hereof, the Earned Compensation Percentage Rate shall mean "Initial Rate" applied to net sales of Licensed Products up to the "Trigger Point" (which shall mean a pre-established volume of the aggregate net sales price of all Licensed Products sold by Licensee, sales above which shall trigger a lower rate), and the "Overroyalty Rate", which shall be applied to all net sales in excess of the "Trigger Point", all as hereinafter set forth. The first Trigger Point shall apply to net sales of all Licensed Products which do not bear the Chaps trademark. The second Trigger Point shall apply to net sales of all Licensed Products which bear the Chaps trademark ("Chaps Licensed Products").


YEAR
COMMENCING
MARCH 1ST:             INITIAL RATE         TRIGGER POINT             OVERROYALTY
                                            (IN [***] YEN)
                                            (NON-CHAPS/CHAPS)
1998                   [***]                     [***]                [***]
1999                   [***]                     [***]                [***]
2000                   [***]                     [***]                [***]
2001                   [***]                     [***]                [***]
2002                   [***]                     [***]                [***]

If renewed:

2003                   [***]                     [***]                [***]
2004                   [***]                     [***]                [***]
2005                   [***]                     [***]                [***]
2006                   [***]                     [***]                [***]
2007                   [***]                     [***]                [***]

If renewed:

2008                   [***]                [***]                   [***]
2009                   [***]                [***]                   [***]
2010                   [***]                [***]                   [***]
2011                   [***]                [***]                   [***]
2012                   [***]                [***]                   [***]


                  Notwithstanding anything to the contrary contained herein, the Earned Compensation Percentage Rate with respect to all sales of Chaps Licensed Products shall be [***] percent [***]. Accordingly, the Company shall account for and pay earned compensation in respect of net sales of Chaps Licensed Products in excess of the Chaps Trigger Point set forth above, at the rate of [***] percent [***].